                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        American Realty Investors, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                        AMERICAN REALTY INVESTORS, INC.
                                 DALLAS, TEXAS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 8, 2002

     The 2002 Annual Meeting of Stockholders of American Realty Investors, Inc. will be held on Monday, July 8, 2002, at 2:00 p.m. at 1800 Valley View Lane, Suite 300, Dallas, Texas.

     The purposes of the Annual Meeting are:

          (1) to elect four members of the Board of Directors; and

          (2) to transact any other business that may properly come before the meeting.

     You must have been a stockholder of record at the close of business on June 4, 2002, to vote at the Annual Meeting.

     Whether you plan to attend or not, please sign, date and return the enclosed proxy card in the envelope provided. You may also attend and vote at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ ROBERT A. WALDMAN
                                          Robert A. Waldman
                                          Senior Vice President, General
                                          Counsel and Corporate Secretary

Dated: June 5, 2002

                        AMERICAN REALTY INVESTORS, INC.
                                 DALLAS, TEXAS

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 8, 2002

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Realty Investors, Inc. ("ARI") of proxies to be used at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") for a vote upon (1) the election of four directors; and (2) the transaction of any other business as may properly come before the meeting or any adjournments thereof.

     The Annual Meeting will be held at 2:00 p.m., Central time, on Monday, July 8, 2002, at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

     ARI's financial statements for the year ended December 31, 2001, were audited by BDO Seidman, LLP. Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to appropriate questions, and the representatives will have an opportunity to make a statement if they desire to do so. This Proxy Statement and the form of proxy are being mailed to stockholders beginning on or about June 5, 2002.

     The Annual Report to Stockholders for the year ended December 31, 2001, was previously mailed to all stockholders under separate cover.

     A COPY OF ARI'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AND OF THE EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED FREE OF CHARGE BY WRITING TO:

                               INVESTOR RELATIONS
                        AMERICAN REALTY INVESTORS, INC.
                        1800 VALLEY VIEW LANE, SUITE 300
                              DALLAS, TEXAS 75234

STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of issued and outstanding shares of common stock of ARI (the "Common Stock") at the close of business on June 4, 2002, (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on June 4, 2002, there were 11,375,127 shares of Common Stock outstanding. Each holder is entitled to one vote for each share held on the Record Date.

VOTING OF PROXIES

     When the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions noted on the proxy. As to the election of the four directors (Proposal One), stockholders may choose to vote for all of the nominees or to withhold authority for voting for any of the nominees. In the absence of other instructions, the shares represented by a properly executed and submitted proxy will be voted in favor of each of the nominees for election to the Board of Directors. The Board of Directors does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters.

VOTE REQUIRED FOR APPROVAL

     Article II Section 7 of the By-laws of ARI provides that the nominees for director receiving the highest number of affirmative votes of shares entitled to be voted, up to the number of directors to be elected by such shares, shall be elected. Abstentions and broker non-votes, if any, will not be included in vote totals, and, as such, will have no effect on any proposal. Article II Section 5 of the By-laws of ARI provides that a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any such meeting.

     As of June 4, 2002, management and affiliates of ARI held of record and beneficially 7,059,318 shares representing approximately 62.1% of the shares of Common Stock outstanding. Management intends to vote such shares for each of the proposals in accordance with the recommendation of the Board of Directors.

REVOCATION OF PROXIES

     A form of proxy is enclosed. Any stockholder who executes and delivers the proxy may revoke the proxy at any time prior to its use by giving written notice of the revocation to American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York, New York 11219, or by executing and delivering a proxy bearing a later date by mail or by telephone or by Internet voting. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

FUTURE PROPOSALS OF STOCKHOLDERS

     The Board of Directors currently consists of four members and all Directors are elected annually. Any proposal intended to be presented by a stockholder at the 2003 Annual Meeting of Stockholders of ARI must be delivered to ARI's Secretary at ARI's executive offices before April 1, 2003.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

NOMINEES

     The following persons have been nominated to serve as directors of ARI:
Earl D. Cecil, Collene C. Currie, Richard W. Humphrey and Joseph Mizrachi. Each of the four nominees is currently a director of ARI and has been nominated by the Board of Directors to serve for an additional term until the next Annual Meeting of Stockholders or until his or her successor shall have been duly elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. When a proxy is properly executed and returned, the shares represented thereby will be voted in favor of the election of each of the nominees, unless authority to vote for any nominee is specifically withheld. There will be no cumulative voting for the election of directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the proxy holder will cast votes for the remaining nominees and, unless the Board of Directors takes action to reduce the number of directors, for such other person(s) as he or she may select in place of such nominee(s).

     The four nominees are listed below, together with their ages, terms of service, all positions and offices with ARI or ARI's advisor, Basic Capital Management, Inc. ("BCM"), other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a director, means that the director is an officer, director or employee of BCM, or an officer of ARI. The designation "Independent", when used below with respect to a director, means that the director is neither an officer of ARI nor a director, officer or employee of BCM, although ARI may have certain business or professional relationships with such director, as discussed below under "Certain Business Relationships and Related Transactions".

                          NAME, PRINCIPAL OCCUPATIONS,
                     BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                    AGE
                                                                                    ---
Earl D. Cecil:        Director (Independent) (since November 2001).                 72
                      Financial and business consultant (since January 1994);
                      Division Vice President (February 1987 to December 1993) of
                      James Mitchell & Company, a financial services marketing
                      organization; Director (since March 2002) of Income
                      Opportunity Realty Investors, Inc. ("IORI") and
                      Transcontinental Realty Investors, Inc. ("TCI").
Collene C. Currie:    Director (Independent) (since August 2000).                   53
                      Chief Executive Officer (since January 2001) of c3
                      Solutions; Associate Director (since June 2000) of Cambridge
                      Technology Partners; Chief Financial Officer (since June
                      1998) of Energy Partners Alliance; Vice President and Senior
                      Relationship Manager (February 1996 to March 2000) of Bank
                      of America Private Bank (formerly NationsBank Private Client
                      Group of Dallas); Director of Marketing and Communications
                      (October 1993 to January 1996) of the Dallas Opera; and
                      Director (February 1999 to August 2000) of American Realty
                      Trust, Inc. ("ART").
Richard W. Humphrey:  Director (Affiliated) (since November 2001).                  54
                      Real estate broker (since December 1999) of Regis Realty,
                      Inc. and (June 1992 to November 1999) of Carmel Realty, Inc.
Joseph Mizrachi:      Director (Independent) (since August 2000).                   56
                      Registered Investment Advisor and Principal and President
                      (since 1980) of PAZ Securities, Inc.; Chairman of the Board
                      (since 1980) of Midwest Properties Management, Inc.;
                      Director (since July 2001) of Tarrant Apparel Group; and
                      Director (June 2000 to August 2000) of ART.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held 22 meetings during 2001. For such year, no incumbent director attended fewer than 75% of (1) the total number of meetings held by the Board during the period for which he or she had been a director and
(2) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.

     The Board of Directors has an Audit Committee, the function of which is to review ARI's operating and accounting procedures. The members of the Audit Committee are Messrs. Cecil and Mizrachi and Ms. Currie, each of whom is independent as that term is defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's Listed Company Manual. The Board of Directors has a Stock Option Committee the function of which is to administer ARI's stock option plan. The members of the Stock Option Committee are Ms. Currie and Mr. Cecil. The Stock Option Committee did not meet in 2001.

     ARI's Board of Directors does not have nominating or compensation committees.

  Audit Committee

     The Audit Committee meets periodically with the independent auditors; reviews annual financial statements and the independent auditors' work and report thereon; reviews the independent auditors' report on internal controls and related matters; selects and recommends to the Board of Directors the appointment of the independent auditors; reviews the letter of engagement and statement of fees which pertain to the scope of the annual audit and certain special audit and non-audit work which may be required or suggested by the independent auditors; receives and reviews information pertaining to internal audits; directs and supervises special investigations; and performs any other functions deemed appropriate by the Board of Directors. Members of the Audit Committee are Earl D. Cecil, Collene C. Currie and Joseph Mizrachi each of whom is independent (as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's Listed Company Manual). The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met four times during 2001.

  Audit Committee Report

     The Audit Committee oversees ARI's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of ARI's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and ARI, including the matters in the written disclosures required by the Independence Standards Board.

     The Committee discussed with ARI's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of ARI's internal controls and the overall quality of ARI's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to Board approval, the selection of ARI's independent auditors.

                                          Audit Committee
                                          Earl D. Cecil
                                          Collene C. Currie
                                          Joseph Mizrachi

Dated: April 1, 2002

EXECUTIVE OFFICERS

     The following persons currently serve as executive officers of ARI: Mark W. Branigan, Executive Vice President -- Residential; Louis J. Corna, Executive Vice President -- Tax; Ronald E. Kimbrough -- Executive Vice President and Chief Financial Officer; and David W. Starowicz, Executive Vice President -- Commercial Asset Management. Their positions with ARI are not subject to a vote of stockholders. Their ages, terms of service, all positions and offices with ARI or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

                          NAME, PRINCIPAL OCCUPATIONS,
                     BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                    AGE
                                                                                    ---
Mark W. Branigan:     Executive Vice President -- Residential (since June 2001),    47
                      Executive Vice President and Chief Financial Officer (August
                      2000 to June 2001) and Director (September 2000 to June
                      2001).
                      Executive Vice President -- Residential (since June 2001),
                      Executive Vice President and Chief Financial Officer (August
                      2000 to June 2001), Vice President -- Director of
                      Construction (August 1999 to August 2000) and Executive Vice
                      President -- Residential Asset Management (January 1992 to
                      October 1997) of BCM, TCI and IORI; Vice
                      President -- Director of Construction (August 1999 to August
                      2000) and Executive Vice President -- Residential Asset
                      Management (January 1992 to October 1997) of ART; and real estate consultant (November 1997 to July 1999).
Louis J. Corna:       Executive Vice President -- Tax (since October 2001),         54
                      Executive Vice President and Chief Financial Officer (June
                      2001 to October 2001), and Senior Vice President -- Tax
                      (December 2001 to June 2001).
                      Executive Vice President -- Tax (since October 2001),
                      Executive Vice President and Chief Financial Officer (June
                      2001 to October 2001), and Senior Vice President -- Tax
                      (December 2000 to June 2001) of BCM, TCI and IORI; Private
                      Attorney (January 2000 to December 2000); Vice
                      President -- Taxes and Assistant Treasurer (March 1998 to
                      January 2000) of IMC Global, Inc.; and Vice
                      President -- Taxes (July 1991 to February 1998) of Whitman
                      Corporation.
Ronald E. Kimbrough:  Acting Principal Executive Officer (since February 2002) and  49
                      Executive Vice President and Chief Financial Officer (since
                      January 2002).
                      Executive Vice President and Chief Financial Officer (since
                      January 2002) of BCM, TCI and IORI; Controller (September
                      2000 to January 2002) of BCM; Director, Vice President and
                      Treasurer (since February 2002) of First Equity Properties,
                      Inc.; Vice President and Treasurer (January 1998 to
                      September 2000) of Syntek West, Inc. and One Realco
                      Corporation; and Consultant (1997).
David W. Starowicz:   Executive Vice President -- Commercial Asset Management       46
                      (since April 2002), Executive Vice
                      President -- Acquisitions, Sales and Construction (March
                      2001 to April 2002), and Executive Vice
                      President -- Commercial Asset Management (August 2000 to
                      March 2001).
                      Executive Vice President -- Commercial Asset Management
                      (since April 2002), Executive Vice
                      President -- Acquisitions, Sales and Construction (March
                      2001 to April 2002), Executive Vice President -- Commercial
                      Asset Management (September 1999 to March 2001), Vice
                      President (May 1992 to September 1999) and Asset Manager
                      (November 1990 to May 1992) of BCM, ART, IORI and TCI.

OFFICERS

     Although not an executive officer of ARI, Robert A. Waldman currently serves as Senior Vice President, General Counsel and Secretary. His position with ARI is not subject to a vote of stockholders. His age, term of service, all positions and offices with ARI or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

                          NAME, PRINCIPAL OCCUPATIONS,
                     BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                    AGE
                                                                                    ---
Robert A. Waldman:    Senior Vice President, Secretary and General Counsel (since   49
                      August 2000).
                      Senior Vice President and General Counsel (since January
                      1995), Vice President (December 1990 to January 1995) and
                      Secretary (from December 1993 to February 1997 and since
                      June 1999) of IORI and TCI; Senior Vice President and
                      General Counsel (since November 1994), Vice President and
                      Corporate Counsel (November 1989 to November 1994) and
                      Secretary (since November 1989) of BCM.

     In addition to the foregoing officers, ARI has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Under the securities laws of the United States, ARI's directors, executive officers, and any persons holding more than 10 percent of ARI's shares of Common Stock are required to report their ownership of ARI's shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Specific due dates for these reports have been established and ARI is required to report any failure to file by these dates during 2001. All of these filing requirements were satisfied by ARI's directors and executive officers and 10 percent holders. In making these statements, ARI has relied on the written representations of its incumbent directors, executive officers and 10 percent holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

     Although the Board of Directors is directly responsible for managing the affairs of ARI and for setting the policies which guide it, the day-to-day operations are performed by BCM under the supervision of the Board of Directors. The duties of BCM include, among other things, investigating, evaluating and recommending real estate and mortgage loan investment opportunities as well as financing and refinancing sources. BCM also serves as a consultant in connection with ARI's business plan and investment policy decisions made by the Board of Directors.

     BCM has served as advisor to ARI since February 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. As of June 4, 2002, BCM owned 6,284,744 shares of ARI's Common Stock, approximately 55.2 percent of the shares then outstanding.

     The Advisory Agreement provides for the advisor to receive monthly base compensation at the rate of 0.0625% per month (0.75% on an annualized basis) of the average of the aggregate book value of ARI's assets invested in equity interests in and loans secured by real estate before non-cash reserves (the "Average Invested Assets").

     In addition to base compensation, BCM or its affiliate or assignee, receives the following forms of additional compensation:

          (a) an acquisition fee for locating, leasing or purchasing real estate for ARI in an amount equal to the lesser of (1) the amount of compensation customarily charged in similar arm's-length transactions or (2) up to 6% of the costs of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers;

          (b) a disposition fee for the sale of each equity investment in real estate in an amount equal to the lesser of (1) the amount of compensation customarily charged in similar arm's-length transactions or (2) 3% of the sales price of each property, exclusive of fees, if any, paid to non-affiliated brokers;

          (c) a loan arrangement fee in an amount equal to 1% of the principal amount of any loan made to ARI arranged by BCM;

          (d) an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any, realized from sales of assets; and

          (e) a mortgage placement fee, on mortgage loans originated or purchased, equal to 50%, measured on a cumulative basis, of the total amount of mortgage origination or placement fees on mortgage loans made by ARI for the fiscal year.

     The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees, excluding fees paid to ARI's Directors; rent and other office expenses of both BCM and ARI (unless ARI maintains office space separate from that of BCM); costs not directly identifiable to ARI's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by BCM of its duties under the Advisory Agreement.

     If and to the extent that ARI shall request BCM, or any director, officer, partner or employee of BCM, to render services to ARI other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and ARI from time to time.

     The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. ARI's management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

     Situations may develop in which the interests of ARI are in conflict with those of one or more directors or officers of ARI in their individual capacities or of BCM, or of their respective affiliates. In addition to services performed for ARI, as described above, BCM actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate development and financing, including TCI and IORI. The Advisory Agreement provides that BCM may also serve as advisor to other entities.

     As advisor, BCM is a fiduciary of ARI's public investors. In determining to which entity a particular investment opportunity will be allocated, BCM will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each such entity's existing mortgage note and real estate portfolio and which entity has had uninvested funds for the longest period of time. To the extent any particular investment opportunity is appropriate to more than one such entity, such investment opportunity will be allocated to the entity that has had uninvested funds for the longest period of time or if appropriate, the investment may be shared among various entities. See "Certain Business Relationships and Related Party Transactions -- Certain Business Relationships" below.

     The directors and principal officers of BCM are set forth below:

Mickey N. Phillips:                                    Director
Ryan T. Phillips:                                      Director
Mark W. Branigan:                                      Executive Vice
                                                         President -- Residential
Louis J. Corna:                                        Executive Vice President -- Tax
Ronald E. Kimbrough:                                   Executive Vice President and Chief
                                                         Financial Officer
David W. Starowicz:                                    Executive Vice President -- Commercial
                                                         Asset Management
Dan S. Allred:                                         Senior Vice President -- Land
                                                         Development
Michael E. Bogel:                                      Senior Vice President -- Project
                                                         Manager
Robert A. Waldman:                                     Senior Vice President, General Counsel
                                                         and Secretary

     Mickey N. Phillips is the brother of Gene E. Phillips, and Ryan T. Phillips is the son of Gene E. Phillips. As of June 4, 2002, BCM owned 6,284,744 shares of ARI Common Stock, 55.2% of ARI's then outstanding shares.

PROPERTY MANAGEMENT

     Affiliates of BCM have provided property management services to ARI. Currently, Triad Realty Services, Ltd. ("Triad") provides such property management services for a fee of 5% or less of the monthly gross rents collected on residential properties under its management and 3% or less of the monthly gross rents collected on the commercial properties under its management. Triad subcontracts with other entities for the provision of the property-level management services to ARI at various rates. The general partner of Triad is BCM. Triad subcontracts the property-level management of 13 of ARI's commercial properties (office buildings, shopping centers and a merchandise mart) and eight hotels to Regis Realty, Inc. ("Regis"), a related party. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad.

REAL ESTATE BROKERAGE

     Regis, a related party, also provides real estate brokerage services to ARI and receives brokerage commissions in accordance with the Advisory Agreement.

EXECUTIVE COMPENSATION

     ARI has no employees, payroll or employee benefit plans and pays no compensation to its executive officers. The directors and executive officers of ARI who are also officers or employees of BCM are compensated by BCM. Such affiliated directors and executive officers perform a variety of services for BCM and the amount of their compensation is determined solely by the advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

  Director Compensation

     The only direct remuneration paid by ARI is to those Directors who are not officers or employees of BCM or its affiliated companies. Each Independent Director is compensated at the rate of $45,000 per year, plus $300 per Audit Committee meeting attended and the Chairman of the Audit Committee receives an annual fee of $500. In addition, each Independent Director receives an additional fee of $1,000 per day for any special services rendered outside of their ordinary duties as Director, plus reimbursement of expenses. During 2001, $302,318 was paid to Independent Directors in total Directors' fees for all services including the annual fee for service during the period January 1, 2001 through December 31, 2001, and 2001 special service fees as follows: Roy E. Bode, $59,873; Collene C. Currie, $79,743; Cliff Harris, $70,333; Joseph Mizrachi, $50,716; and Richard D. Morgan, $34,650. In the past, certain of the Directors have, from time to time, engaged, directly or indirectly in transactions with ARI. See "Certain Business Relationships and Related Party Transactions."

  Stock Option Plans

     In January 1999, stockholders approved the Directors' Stock Option Plan ("Directors' Plan") which provides for options to purchase up to 40,000 shares of Common Stock. Options granted pursuant to the Directors' Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a Director ceases to be a Director or ten years from the date of grant. Each Independent Director was granted an option to purchase 1,000 shares at an exercise price of $17.71 per share on January 11, 1999, the date the stockholders approved the Directors' Plan. On January 1, 2000, each Independent Director was granted an option to purchase 1,000 shares at an exercise price of $18.53 per share. On January 1, 2001, each Independent Director was granted an option to purchase 1,000 shares at an exercise price of $13.625 per share. Each Independent Director will be awarded an option to purchase an additional 1,000 shares on January 1 of each year. At December 31, 2001, 2000 options were exercisable at $17.71 per share, 3,000 options were exercisable at $18.53 per share, and 5,000 options were exercisable at $13.625 per share.

     In January 1998, stockholders approved the 1997 Stock Option Plan (the "Option Plan") which provides for options to purchase up to 300,000 shares of Common Stock. The Option Plan is intended principally as an incentive for and as a means of encouraging ownership of ARI's Common Stock, by eligible persons, including certain directors and officers of ARI. Options may be granted either as incentive stock options (which qualify for certain favorable tax treatment) or as non-qualified stock options. Incentive stock options cannot be granted to, among others, persons who are not employees of ARI or of any parent or subsidiary of ARI, or to persons who fail to satisfy certain criteria concerning ownership of less than 10 percent of the shares of ARI. The Option Plan is administered by the Stock Option Committee, which currently consists of two Independent Directors of ARI. The exercise price per share of an option will not be less than 100% of the fair market value per share on the date of grant thereof. ARI receives no consideration for the grant of an option.

     At December 31, 2001, there were 173,750 options outstanding under the Option Plan.

     No options were granted under the Option Plan in 2001.

     The following table presents certain information for the executive officers of ARI relating to the exercise of stock options during 2001 and, in addition, information relating to the valuation of unexercised stock options.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                    SHARES                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                   ACQUIRED                   OPTIONS AT 12/31/01             AT 12/31/01(1)
                                      ON        VALUE     ---------------------------   ---------------------------
                                   EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                                  (#)        ($)          (#)            (#)            ($)            ($)
----                               ---------   --------   -----------   -------------   -----------   -------------
Mark W. Branigan.................      0          0              0              0            0              0
Louis J. Corna...................      0          0              0              0            0              0
Ronald E. Kimbrough..............      0          0              0              0            0              0
David W. Starowicz...............      0          0          3,000          2,000            0              0

---------------

(1) Based on the closing price of ARI's shares of Common Stock on December 31, 2001, of $9.87.

     As of December 31, 2001, there were 173,750 options to purchase ARI's shares outstanding under the Option Plan of which 83,500 were vested and exercisable at $16.35 per share and 13,600 were vested and exercisable at $18.53 per share.

  Performance Graph

     The following graph compares the cumulative total stockholder return on ARI Common Stock (ART's shares prior to August 2000) with the Dow Jones Equity Market Index ("DJ Equity Index") and the Dow Jones Real Estate Investment Index ("DJ Real Estate Index"). The comparison assumes that $100 was invested on December 31, 1996, in shares of Common Stock and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.

                            COMPARISON OF FIVE YEAR
                            CUMULATIVE TOTAL RETURN

                                     GRAPH

--------------------------------------------------------------------------------
                        1996      1997      1998      1999      2000      2001
--------------------------------------------------------------------------------
 ARI                   100.00    222.59    259.19    269.90    216.32    156.70
 DJ Equity Index       100.00    131.82    164.63    202.05    183.32    161.47
 DJ Real Estate
  Index                100.00    118.08     93.15     88.20    112.47    125.74

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Security Ownership of Management. The following table sets forth the ownership of shares of ARI Common Stock, both beneficially and of record, both individually and in the aggregate, for the directors and executive officers of ARI, as of the close of business on June 4, 2002.

                                                              AMOUNT AND NATURE
NAME OF                                                         OF BENEFICIAL         PERCENT OF
BENEFICIAL OWNER                                                  OWNERSHIP            CLASS(1)
----------------                                              -----------------       ----------
Mark W. Branigan............................................      7,031,716(2)(3)        61.8%
Earl D. Cecil...............................................      7,032,716(2)(3)(4)     61.8%
Louis J. Corna..............................................      7,031,716(2)(3)        61.8%
Collene C. Currie...........................................          3,000(5)              *
Richard W. Humphrey.........................................              0                 0
Ronald E. Kimbrough.........................................      7,031,716(2)(3)        61.8%
Joseph Mizrachi.............................................          2,000(6)              *
David W. Starowicz..........................................      7,034,716(2)(3)(7)     61.8%
All Directors and Executive Officers as a group (8
  persons)..................................................      7,040,716(2)(3)(4)     61.8%
                                                                           (5)(6)(7)

---------------

 *  Less than 1%

(1) Percentage is based upon 11,375,127 shares outstanding on June 4, 2002.

(2) Includes 746,972 shares owned by TCI over which the executive officers of ARI may be deemed to be beneficial owners by virtue of their positions as executive officers of TCI. The executive officers of ARI disclaim beneficial ownership of such shares.

(3) Includes 6,284,744 shares owned by BCM over which the executive officers of ARI may be deemed to be beneficial owners by virtue of their positions as executive officers of BCM. The executive officers of ARI disclaim beneficial ownership of such shares.

(4) Includes 1,000 shares that are subject to options exercisable as of June 4, 2002, or within 60 days thereafter.

(5) Includes 3,000 shares that are subject to options exercisable as of June 4, 2002, or within 60 days thereafter.

(6) Includes 2,000 shares that are subject to options exercisable as of June 4, 2002, or within 60 days thereafter.

(7) Includes 3,000 shares that are subject to options exercisable as of June 4, 2002, or within 60 days thereafter.

     Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of ARI's Common Stock both beneficially and of record, both individually and in the aggregate, for those persons or entities known by ARI to be the owner of more than 5% of ARI Common Stock as of the close of business on June 4, 2002.

                                                              AMOUNT AND NATURE
NAME AND ADDRESS OF                                             OF BENEFICIAL     PERCENT OF
BENEFICIAL OWNER                                                  OWNERSHIP        CLASS(1)
-------------------                                           -----------------   ----------
Basic Capital Management, Inc. .............................      6,284,744         55.2%
  1800 Valley View Lane
  Suite 300
  Dallas, Texas 75234
One Realco Corporation......................................      1,681,859(2)      14.8%
  16800 Dallas Parkway
  Suite 220
  Dallas, Texas 75248
Transcontinental Realty Investors, Inc. ....................        746,972(3)       6.6%
  1800 Valley View Lane
  Suite 300
  Dallas, Texas 75234
Ryan T. Phillips............................................      6,312,346(4)      55.5%
  1800 Valley View Lane
  Suite 300
  Dallas, Texas 75234

---------------

(1) Percentage is based on 11,375,127 shares of Common Stock outstanding on June 4, 2002.

(2) Includes 1,447,209 shares owned by One Realco Corporation and 234,650 shares owned by New Starr Corp. which is a company owned by One Realco Corporation. Each of the directors of One Realco Corporation, Ronald F. Akin and F. Terry Shumate, may be deemed to be the beneficial owners of such shares by virtue of their positions as directors of One Realco Corporation. The directors of One Realco Corporation disclaim beneficial ownership of such shares.

(3) Each of the directors of TCI, Henry A. Butler, Earl D. Cecil, Ted P. Stokely and Martin L. White, may be deemed to be the beneficial owners of such shares by virtue of their positions as directors of TCI. The directors of TCI disclaim such beneficiary ownership.

(4) Includes 6,284,744 shares owned by BCM over which Ryan T. Phillips may be deemed to be the beneficial owner by virtue of his position as a director of BCM. Mr. Phillips disclaims beneficial ownership of such shares. Also, includes 27,602 shares owned by the Gene E. Phillips Children's Trust. Ryan
    T. Phillips is a beneficiary of such trust.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Policies with Respect to Certain Activities. Article ELEVENTH of ARI's Articles of Incorporation provides that ARI shall not, directly or indirectly, contract or engage in any transaction with (1) any director, officer of employee of ARI, (2) any director, officer or employee of the advisor, (3) the advisor or
(4) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any of the aforementioned persons, unless (a) the material facts as to the relationship among, or financial interest of, the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by ARI's Board of Directors or the appropriate committee thereof and (b) ARI's Board of Directors or committee thereof determines that such contract or transaction is fair to ARI and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of majority of independent directors of ARI entitled to vote thereon.

     Article ELEVENTH defines an "Independent Director" as one who is neither an officer or employee of ARI, nor a director, officer or employee of ARI's advisor.

     ARI's policy is to have such contracts or transactions approved or ratified by a majority of the disinterested directors of ARI with full knowledge of the character of such transactions, as being fair and reasonable to the stockholders at the time of such approval or ratification under the circumstances then prevailing. Such directors also consider the fairness of such transactions to ARI. Management believes that, to date, such transactions have represented the best investments available at the time and that they were at least as advantageous to ARI as other investments that could have been obtained.

     ARI expects to enter into future transactions with entities the officers, directors or stockholders of which are also officers, directors or stockholders of ARI if such transactions would be beneficial to the operations of ARI and consistent with ARI's then-current investment objectives and policies, subject to approval by a majority of disinterested directors as discussed above.

     ARI does not prohibit its officers, directors, stockholders or related parties from engaging in business activities of the types conducted by ARI.

CERTAIN BUSINESS RELATIONSHIPS

     BCM is a company of which Messrs. Branigan, Corna, Kimbrough and Starowicz serve as executive officers. BCM is beneficially owned by a trust for the benefit of the children of Gene E. Phillips.

     The executive officers of ARI also serve as executive officers of IORI and TCI, and owe fiduciary duties to each of these entities, as well as to BCM, under applicable law. IORI and TCI have the same relationship with BCM as does ARI.

     ARI contracts with affiliates of BCM for property management services. Currently, Triad, an affiliate, and Carmel Realty, Inc. ("Carmel") provide such property management services. The general partner of Triad is BCM. Triad and Carmel subcontract the property-level management of 13 of ARI's commercial properties (office buildings, shopping centers and a merchandise mart) and eight of its hotels to Regis, a related party.

     Regis, a related party, also provides brokerage services to ARI and receives brokerage commissions in accordance with the Advisory Agreement.

     ARI owns an equity interest in each of IORI and TCI. In addition, TCI owns a beneficial interest in ARI.

RELATED PARTY TRANSACTIONS

     BCM has entered into put agreements with certain holders of the Class A limited partner units of Ocean Beach Partners, L.P. The Class A units are convertible into Series D Cumulative Preferred Stock of ARI. The put price of the Series D Preferred Stock is $20.00 per share plus accrued but unpaid dividends.

     BCM has entered into put agreements with the holders of the Class A limited partner units of Valley Ranch, L.P. Such Class A units are convertible into Series B Cumulative Convertible Preferred Stock of ARI which is further convertible into Common Stock of ARI. The put price for the Class A units is $1.00 per unit and the put price for either the Series B Preferred Stock or ARI's Common Stock is 80% of the average daily closing price of ARI's Common Stock for the prior 20 trading days. In March 1999, ARI reached agreement with the Class A unitholders of Valley Ranch, L.P. to acquire their eight million Class A units for $1.00 per unit. In 1999, three million units were purchased. Additionally, one million units were purchased in January 2000 and two million units were purchased in May 2001. ARI has committed to purchase the remaining two million units in May and June 2002.

     BCM has entered into put agreements with the holders of the Class A units of ART Palm, L.P. Such Class A units are convertible into Series C Cumulative Convertible Preferred Stock of ARI. The put price for the Class A units is $1.00 per unit and the put price for either the Series C Preferred Stock or ARI's Common Stock is 90% of the average daily closing price of ARI's Common Stock for the prior 20 trading days. The put agreement calls for ARI to repurchase the Class A units as follows: June 30, 2002, 1,625,000 units; June 30, 2003, 1,625,000 units; December 31, 2005, 1,625,000 units; and December 31, 2006,
8,563,750 units.

     In October 1997, ARI entered into leases with BCM and an affiliate of BCM, for space at the One Hickory Centre Office Building, where construction was completed in December 1998. The BCM leases, effective upon ARI obtaining permanent financing of the building, were for 75,852 sq. ft. (approximately 75% of the building), had terms of ten and fifteen years and provided for annual base rent of $19.25 per sq. ft. for the first year. In January 2001, both leases were terminated, and ARI entered into a new lease with BCM, effective October 1, 2000. The new lease is for 59,463 sq. ft. (approximately 62% of the building), has a term of three years, and provides for annual base rent of $1.3 million or $21.50 per sq. ft. Effective March 1, 2002, the lease was amended to 57,879 sq. ft. (approximately 59% of the building), with an annual base rent of $1.2 million, or $21.50 per sq. ft.

     In March 2001, ARI funded $13.6 million of a $15.0 million unsecured line of credit to One Realco Corporation ("One Realco"), which owns approximately 14.8% of the outstanding shares of ARI's Common Stock. The line of credit bears interest at 12.0% per annum. All principal and interest were due at maturity in February 2002. The line of credit is guaranteed by BCM. In June 2001, $394,000 in principal and $416,000 in interest was collected. In December 2001, $21,000 in principal and $804,000 in interest was collected. In February 2002, the maturity date was extended to February 2004. All principal and interest are due at maturity. Ronald E. Kimbrough, Executive Vice President and Chief Financial Officer of ARI, is a 10% shareholder of One Realco. During 2001, Mr. Kimbrough did not participate in day-to-day operations or management of One Realco.

     In May 2001, ARI exchanged with TCI two parcels of land, a 10.5 acre tract of Vista Ridge land and an 8.88 acre tract of Hollywood Casino land, for the 168 unit Glenwood Apartments. ARI received net cash of $3.2 million on the subsequent sale of the apartments.

     In October 1999, ARI funded a $4.7 million loan to Realty Advisors, Inc., an affiliate. The loan was secured by all of the outstanding shares of common stock of American Reserve Life Insurance Company. The loan bore interest at 10.25% per annum, and matured in November 2001. In January 2000, $100,000 was collected. In November 2001, the maturity date was extended to November 2004. The collateral was changed to a subordinate pledge of 850,000 shares of ARI Common Stock owned by BCM. The shares are also pledged to a lender on ARI's behalf. The interest rate was changed to 2% over the prime rate, currently 6.75% per annum, and the accrued but unpaid interest of $984,000 was added to the principal. The new principal balance is $5.6 million. All principal and accrued interest are due at maturity.

     In December 2001, TCI purchased for $2.0 million 100% of the outstanding common shares of National Melrose, Inc. ("NM"), a wholly-owned subsidiary of ARI. NM owns the Executive Court Office Building. ARI has guaranteed the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the annual return, ARI will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARI to repurchase the shares of NM for the purchase price. Management has classified this related party transaction as a note payable to TCI.

     In January 2002, IORI purchased for $5.1 million 100% of the outstanding common shares of Rosedale Corporation ("Rosedale"), a wholly-owned subsidiary of ARI. Rosedale owns the Rosedale Towers Office Building. ARI has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARI will pay IORI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, IORI may require ARI to repurchase the shares of Rosedale for the purchase price. Management has classified this related party transaction as a note payable to IORI.

     In January 2002, TCI purchased for $4.4 million 100% of the common shares of ART Two Hickory Corporation ("Two Hickory"), a wholly-owned subsidiary of ARI. Two Hickory owns the Two Hickory Centre Office Building. ARI has guaranteed that the asset will produce at least a 12% annual return on the purchase price for a period of three years from the purchase date. If the asset fails to produce the 12% return, ARI will pay TCI any shortfall. In addition, if the asset fails to produce the 12% return for a calendar year, TCI may require ARI to repurchase the shares of Two Hickory for the purchase price. Management has classified this related party transaction as a note payable to TCI.

     In March 2002, ARI received $600,000 and exchanged with TCI a 24.5 acre tract of Rasor land, a 16.89 acre tract of Lakeshore Villas Apartments land and the 45,623 sq. ft. Oaktree Village Shopping Center for the 80,278 sq. ft. Plaza on Bachman Creek Shopping Center. ARI received $4.4 million on the subsequent financing of the shopping center.

     In December 2000, an unsecured loan with a principal balance of $1.7 million to Warwick of Summit, Inc. ("Warwick") matured. All principal and interest were due at maturity. At December 2001, the loan, and $451,000 of accrued interest, remained unpaid. At March 2002, settlement terms are being negotiated. Richard D. Morgan, a Warwick shareholder, served as a director of ARI until October 2001.

     In December 2000, a loan with a principal balance of $1.6 million to Bordeaux Investments Two, L.L.C. ("Bordeaux"), matured. The loan is secured by
(1) a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) 100% of the stock of Bordeaux Investments One, Inc., which owns
6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux members. At December 2001, the loan, and $471,000 of accrued interest, remained unpaid. At March 2002, settlement terms are being negotiated. Richard D. Morgan, a Bordeaux member, served as a director of ARI until October 2001.

     In March 2000, a loan with a principal balance of $2.5 million to Lordstown, L.P., matured. The loan is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of Lordstown, L.P., and a profits interest in subsequent land sales. At December 2001, the loan, and $741,000 of accrued interest, remained unpaid. At March 2002, settlement terms are being negotiated. A corporation controlled by Richard D. Morgan is the general partner of Lordstown, L.P. Mr. Morgan served as a director of ARI until October 2001.

     In 2001, ARI paid BCM, its affiliates and a related party $6.7 million in advisory fees, $166,000 in net income fees, $3.8 million in incentive fees, $1.1 million in mortgage brokerage and equity refinancing fees, $92,000 in property acquisition fees, $5.9 million in real estate brokerage commissions and $3.9 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than affiliates of BCM. In addition, as provided in the Advisory Agreement, BCM received cost reimbursements of $2.8 million.

     In addition, from time-to-time, ARI and its affiliates have made advances to each other, that generally have not had specific repayment terms and have been reflected in ARI's financial statements as other assets or other liabilities. Also, incentive fees and net income fees payable to BCM for 2001 are accrued throughout the year and are due by March 31, 2002. At December 31, 2001, ARI owed $10.1 million ($4.0 million for fees owed for 2001), $980,000 and $257,000 to BCM, TCI and GS Realty, respectively. In January 2002, ARI paid the $257,000 due to GS Realty.

                         SELECTION OF AUDITORS FOR 2002

     ARI's auditors for the 2001 fiscal year were BDO Seidman, LLP. A representative of BDO Seidman will attend the Annual Meeting. On the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman as the auditors for ARI for the 2002 fiscal year. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed by BDO Seidman, LLP, ARI's independent auditors, for all assurance professional services rendered for the year ended December 31, 2001, were $311,750.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed to ARI by BDO Seidman, LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2001.

ALL OTHER FEES

     The aggregate fees billed for services rendered to ARI by BDO Seidman, LLP, other than the services described above under "Audit Fees" and "Financial Information Systems Designed and Implementation Fees," for the year ended December 31, 2001, were $566,006.

                                 OTHER MATTERS

     Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS

     The 2001 Annual Report to Stockholders, including audited financial statements, has previously been mailed to stockholders under separate cover.

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to stockholders to solicit proxies on behalf of the directors of ARI. The cost of soliciting proxies will be borne by ARI. Directors and officers of ARI may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, ARI has retained Georgeson Shareholder Communications, Inc. ("GSC") to assist in the solicitation of proxies. An agreement with GSC provides that it will distribute materials relating to the solicitation of proxies, contact stockholders to confirm receipt of materials and answer questions relating thereto. GSC is to be paid a base fee of $7,500.00 plus out-of-pocket expenses and is to be indemnified against certain liability incurred as a result of the provision of such services.

                                          By Order of the Board of Directors

                                          /s/ RONALD E. KIMBROUGH

                                          RONALD E. KIMBROUGH
                                          Executive Vice President and
                                          Chief Financial Officer

     THE BOARD OF DIRECTORS OF ARI UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY OR VOTE BY TELEPHONE OR VOTE BY INTERNET.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 8, 2002

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
              BOARD OF DIRECTORS OF AMERICAN REALTY INVESTORS, INC.


     The undersigned hereby appoints RONALD E. KIMBROUGH and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Annual Meeting of Stockholders of AMERICAN REALTY INVESTORS, INC., to be held on Monday, July 8, 2002, at 2:00 p.m. (Dallas time), or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   ELECTION OF DIRECTORS:

     FOR the nominee(s)                       WITHHOLD AUTHORITY TO
     (except as marked to the                 vote for the nominee(s)
     contrary below)                          listed below

                Earl D. Cecil              Collene C. Currie
              Richard W. Humphrey           Joseph Mizrachi

     Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below. When a proxy card is property executed and returned, the shares represented thereby will be voted in favor of the election for each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Directors takes action to reduce the number of Directors, for such other person(s) as he or she may select in place of such nominees.

     --------------------------------------------------------------------------

2.   OTHER BUSINESS:

     I AUTHORIZE the aforementioned proxies in their discretion:

         [ ]  FOR                    [ ]  AGAINST          [ ]  ABSTAIN

     to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS OF AMERICAN REALTY INVESTORS, INC. RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE BOARD OF DIRECTORS BY MARKING THE BOXES FOR ELECTION OF THE DIRECTORS. PLEASE SIGN, DATE AND MAIL THIS CARD TODAY IN THE ENCLOSED ENVELOPE OR VOTE ON THE INTERNET. DO NOT RETURN PROXY CARD BY MAIL IF VOTING THROUGH INTERNET SITE. IF NOT OTHERWISE MARKED ABOVE, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES. THIS PROXY REVOKES ALL PREVIOUS PROXIES.

            (continued and to be signed and dated on the other side)

               PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY

                                   [reverse]

                          (continued from other side)

                                    Dated:                               , 2002
                                          ------------------------------

                                    X
                                      -----------------------------------------
                                      Signature

                                    X
                                      -----------------------------------------
                                      Signature (if held jointly)

                                    X
                                      -----------------------------------------
                                      Title

          Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for corporation, please sign full corporate name by an authorized officer. When signing for a partnership, please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares held in all capacities.